Exhibit (h)(60)

AMENDED AND RESTATED SCHEDULE A

THIS AMENDED AND RESTATED SCHEDULE A dated as of                       , 2011 is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between BNY Mellon Investment Servicing (US) Inc. and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio
Bogle Investment Management Small Cap Growth Fund
Robeco Boston Partners All-Cap Fund
Robeco Boston Partners Small Cap Value II Fund
Robeco Boston Partners Long/Short Equity Fund
Robeco WPG Small/Micro Cap Value Fund
Schneider Small Cap Value Fund
Schneider Value Fund
Bear Stearns CUFS MLP Mortgage Portfolio
Marvin & Palmer Large Cap Growth Fund
Free Market U.S. Equity Fund
Free Market International Equity Fund
Free Market Fixed Income Fund
Perimeter Small Cap Growth Fund
S1 Fund
Robeco Boston Partners Long/Short Research Fund
Robeco Boston Partners Global Equity Fund
Robeco Boston Partners International Equity Fund

BNY MELLON INVESTMENT SERVICING (US) INC.		THE RBB FUND, INC.

By:		By:
Name:	Jay F. Nusblatt	Name:
Title:	Managing Director	Title: